Exhibit 99.1

BRAZE REPORTS FISCAL THIRD QUARTER 2022 RESULTS

Third quarter revenue grew 62.6% year-over-year to $64.0 million

Achieved dollar-based net retention of 126% for the trailing 12 months

Introduces fourth quarter and full year fiscal 2022 guidance

NEW YORK — (BUSINESSWIRE) — December 20, 2021 — Braze (Nasdaq: BRZE) a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love, today announced results for its fiscal quarter ended October 31, 2021.

“Brands increasingly recognize that building direct relationships with customers through memorable and personalized experiences is essential for long-term success, and they’re turning to Braze to succeed at that imperative,” said Bill Magnuson, cofounder and CEO of Braze. “Exemplary execution combined with strong demand allowed us to deliver outstanding third quarter results, demonstrating high growth at scale. We are in the early stages of addressing a large market opportunity in the customer engagement space, and we believe Braze can help all brands create valuable customer experiences that drive growth and retention.”

Fiscal Third Quarter Financial Highlights

•	Revenue was $64.0 million compared to $39.3 million in the third quarter of the fiscal year ended January 31, 2021, up 62.6% year-over year, driven primarily by new customers, upsells and renewals.

•

Subscription revenue in the quarter was $59.3 million compared to $36.8 million in the third quarter of the fiscal year ended January 31, 2021, and professional services and other revenue was $4.7 million compared to $2.5 million in the third quarter of the fiscal year ended January 31, 2021.

•	Remaining performance obligations as of October 31, 2021 was $304.0 million, of which $199.1 million is current.

•	GAAP Gross Margin was 70.0% compared to 63.3% in the third quarter of the fiscal year ended January 31, 2021

•	Non-GAAP Gross Margin was 70.3% compared to 63.8% in the third quarter of the fiscal year ended January 31, 2020.

•

Dollar-based net retention for all customers for the trailing 12 months ended October 31, 2021 and October 31, 2020 was 126% and 124%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 136% compared to 134% in the third quarter of the fiscal year ended January 31, 2021.

•

Total customers increased to 1,247 as of October 31, 2021 from 841 as of October 31, 2020; 97 of our customers had ARR of $500,000 or more as of October 31, 2021, compared to 67 customers as of October 31, 2020.

•	GAAP operating loss was $10.4 million compared to a loss of $8.8 million in the third quarter of the fiscal year ended January 31, 2021.

•	Non-GAAP operating loss was $5.0 million compared to a loss of $6.5 million in the third quarter of the fiscal year ended January 31, 2021.

•	GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.42) compared to $(0.47) in the third quarter of the fiscal year ended January 31, 2021.

•	Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.16) compared to $(0.35) in the third quarter of the fiscal year ended January 31, 2021.

•	Free cash flow was $(3.5) million compared to $(6.8) million in the third quarter of the fiscal year end January 31, 2021.

•	Total cash and cash equivalents, restricted cash, and marketable securities was $80.9 million as of October 31, 2021 compared to $91.0 million as of October 31, 2020.

Recent Business Highlights

•	Recognized as a leader in The Forrester Wave™: Cross-Channel Campaign Management (Independent Platforms), Q3 2021 report; Braze received the highest score of all vendors in the Strategy category.

•	Continued to acquire talent, growing headcount by more than 300 employees year-to-date this fiscal year, bringing the total Braze team to over 1,000 as of the end of the third fiscal quarter.

•

Named one of the Best Places to Work in NYC by Crains; named one of the Best Medium-Sized Workplaces by Fortune and Great Places to Work; named a 2021 U.K. Best Workplaces for Women; and ranked #23 on the Forbes Cloud 100 list.

•

Completed its initial public offering of 8,800,000 shares of Braze’s Class A common stock at a price to the public of $65.00 per share, which consisted of 7,500,000 shares issued and sold by Braze and 1,300,000 shares sold by the selling stockholders. Net proceeds to Braze from the initial public offering totaled approximately $457.1 million, and Braze did not receive any proceeds from the shares sold by the selling stockholders.

Financial Outlook

Braze is initiating guidance for the fiscal fourth quarter and fiscal year ending January 31, 2022.

Metric (in millions, except per share amounts)	FY 2022 Q4 Guidance	FY 2022 Guidance
Revenue	$65.0 - 66.0	$232.5 - 233.5
Non-GAAP operating loss	$(15.5) - (16.5)	$(33.5) - (34.5)
Non-GAAP net loss	$(15.0) - (16.0)	$(31.5) - (32.5)
Non-GAAP net loss per share	$(0.19) - (0.20)	$(0.90) - (0.93)
Weighted average shares outstanding(1)	~79.8	~35.1

(1)

Includes (i) the issuance of shares of Class A common stock by Braze in its initial public offering, and (ii) the conversion of all then outstanding shares of convertible preferred stock, common stock and common stock warrants (following the exercise thereof) into outstanding shares of Class B common shares in connection with the initial public offering.

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Third Quarter Fiscal Year 2022 Financial Results Conference Call

When: Monday, December 20th at 5:00 pm EST / 2:00 pm PST

Conference Call: 833-950-0062 (domestic) or 929-526-1599 (international), access code 500740

Webcast & Supplemental Data: investors.braze.com

Replay: A webcast replay will be accessed on the Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through the Company’s investor website at investors.braze.com

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of the as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the fourth quarter of and full fiscal year ended January 31, 2022 and Braze’s ability to drive growth and retention for its customers. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” “and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) Braze’s recent rapid growth may not be indicative of its future growth; (2) Braze’s history of operating losses; (3) Braze’s limited operating history; (4) Braze’s ability to successfully manage its growth; (5) Braze’s ability and the ability of its platform to satisfy and adapt to customer demands; (6) Brazes ability to attract new customers and renew existing customers; (7) the competitive markets in which Braze participates; (8) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; (9) Braze’s reliance on third-party providers of cloud-based infrastructure; (10) general market, political, economic and business conditions; and (11) the potential impact that the ongoing COVID-19 pandemic and any related economic downturn could have on Braze’s or its customers’ businesses, financial condition and results of operations.

Further information on potential factors that could affect Braze’s business and financial results is included in Braze’s final prospectus for its initial public offering, dated November 16, 2021 and filed with the Securities and Exchange Commission (SEC) on November 18, 2021, and in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love. With Braze, global brands can ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies. Braze has been recognized as one of Fortune’s 2021 Best Workplaces in New York, Fortune’s 2021 Best Workplace for Millennials, and 2021 UK Best Workplaces for Women by Great Place to Work. The company is headquartered in New York with offices in Austin, Berlin, Chicago, London, San Francisco, Singapore, and Tokyo. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue	$63,968	$39,332	$167,601	$107,261
Cost of revenue (1)	19,174	14,431	53,736	39,232

Gross Profit	44,794	24,901	113,865	68,029

Operating expenses:
Sales and marketing (1)	29,568	19,137	81,411	50,198
Research and development (1)	12,738	7,410	36,130	20,169
General and administrative (1)	12,936	7,142	31,947	19,296

Total operating expenses	55,242	33,689	149,488	89,663

Loss from operations	(10,448)	(8,788)	(35,623)	(21,634)

Other income (expense):
Investment income	18	147	104	736
Other (expense) income, net	(236)	(63)	(587)	22

Loss before provision for income taxes	(10,666)	(8,704)	(36,106)	(20,876)
(Benefit from) provision for income taxes	(1,608)	118	(1,282)	341

Net loss	(9,058)	(8,822)	(34,824)	(21,217)

Net loss attributable to redeemable non-controlling interest	(336)	(9)	(1,040)	(9)

Net loss attributable to Braze, Inc.	$(8,722)	$(8,813)	$(33,784)	$(21,208)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.42)	$(0.47)	$(1.67)	$(1.21)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	20,717	18,633	20,244	17,559

(1)	Includes stock-based compensation as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Cost of revenue	$164	$205	$531	$405
Sales and marketing	1,586	908	5,881	1,963
Research and development	1,622	627	5,780	1,284
General and administrative	2,058	535	5,844	1,350

Total stock-based compensation expense	$5,430	$2,275	$18,036	$5,002

BRAZE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	October 31, 2021	January 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,976	$28,509
Restricted cash, current	—	472
Accounts receivable, net of allowance for doubtful accounts of $746 and $934 at October 31, 2021 and January 31, 2021, respectively	36,026	34,771
Marketable securities	34,906	58,004
Prepaid expenses and other current assets	17,691	12,202

Total current assets	130,599	133,958
Restricted cash, noncurrent	4,036	4,037
Property and equipment, net	6,293	5,486
Deferred contract costs	35,176	27,433
Other assets	7,982	480

TOTAL ASSETS	$184,086	$171,394

LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,203	$439
Accrued expenses and other current liabilities	22,809	25,904
Deferred revenue	98,427	74,789

Total current liabilities	122,439	101,132
Deferred tax liabilities	57	80
Other long-term liabilities	2,204	2,227

TOTAL LIABILITIES	124,700	103,439
COMMITMENTS AND CONTINGENCIES
Convertible preferred stock, $0.0001 par value; 65,318,250 shares authorized as of October 31, 2021 and January 31, 2021; 62,830,697 shares issued and outstanding as of October 31, 2021 and January 31, 2021	174,229	174,229
Redeemable non-controlling interest	3,643	2,233
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value; 100,000,000 and 98,500,000 shares authorized as of October 31, 2021 and January 31, 2021, respectively; 21,413,059 and 19,498,295 shares issued and outstanding as of October 31, 2021 and January 31, 2021, respectively	2	—
Additional paid-in capital	53,832	29,777
Accumulated other comprehensive loss	(294)	(42)
Accumulated deficit	(172,026)	(138,242)

TOTAL STOCKHOLDERS’ DEFICIT	(118,486)	(108,507)

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ DEFICIT	$184,086	$171,394

BRAZE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended October 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(34,824)	$(21,217)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	18,036	5,002
Amortization of deferred contract costs	13,173	7,575
Depreciation and amortization	2,123	1,012
Provision for bad debt	(98)	1,644
Amortization of discount/premium on marketable securities	313	189
Unrealized foreign exchange loss (gain)	391	(52)
Deferred income taxes	(23)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,157)	1,388
Prepaid expenses and other current assets	(4,358)	961
Deferred contract costs	(20,917)	(12,224)
Other assets	(3,993)	(22)
Accounts payable	784	(783)
Accrued expenses and other current liabilities	(3,933)	4,458
Deferred revenue	23,638	4,385
Other long-term liabilities	(23)	1,584

Net cash used in operating activities	(10,868)	(6,100)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,110)	(2,050)
Capitalized internal-use software costs	(1,842)	(1,674)
Purchases of marketable securities	(32,868)	(48,987)
Maturities of marketable securities	55,609	72,355

Net cash provided by investing activities	19,789	19,644

CASH FLOWS FROM FINANCING ACTIVITIES:
Investment from redeemable non-controlling interest	2,450	2,450
Proceeds from exercise of common stock options	4,641	2,652
Payment of deferred offering costs	(2,484)	—
Repurchase of shares related to early exercised options	(3)	(2)

Net cash provided by financing activities	4,604	5,100

Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(531)	119

Net change in cash, cash equivalents, and restricted cash	12,994	18,763
Cash, cash equivalents, and restricted cash, beginning of period	33,018	11,602

Cash, cash equivalents, and restricted cash, end of period	$46,012	$30,365

BRAZE, INC.

U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS

(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Gross Profit	$44,794	$24,901	$113,865	$68,029
Plus: Stock-based compensation expense	164	205	531	405

Non-GAAP Gross Profit	$44,958	$25,106	$114,396	$68,434

GAAP Gross Margin	70.0%	63.3%	67.9%	63.4%
Non-GAAP Gross Margin	70.3%	63.8%	68.3%	63.8%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
GAAP sales and marketing expense	$29,568	$19,137	$81,411	$50,198
Less: Stock-based compensation expense	1,586	908	5,881	1,963

Non-GAAP sales and marketing expense	$27,982	$18,229	$75,530	$48,235

GAAP research and development expense	$12,738	$7,410	$36,130	$20,169
Less: Stock-based compensation expense	1,622	627	5,780	1,284

Non-GAAP research and development expense	$11,116	$6,783	$30,350	$18,885

GAAP general and administrative expense	$12,936	$7,142	$31,947	$19,296
Less: Stock-based compensation expense	2,058	535	5,844	1,350

Non-GAAP general and administrative expense	$10,878	$6,607	$26,103	$17,946

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Loss from operations	$(10,448)	$(8,788)	$(35,623)	$(21,634)
Plus: Stock-based compensation expense	5,430	2,275	18,036	5,002

Non-GAAP loss from operations	$(5,018)	$(6,513)	$(17,587)	$(16,632)

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Net loss attributable to Braze, Inc.	$(8,722)	$(8,813)	$(33,784)	$(21,208)
Plus: Stock-based compensation expense	5,430	2,275	18,036	5,002

Non-GAAP net loss attributable to Braze, Inc. (1)	$(3,292)	$(6,538)	$(15,748)	$(16,206)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.16)	$(0.35)	$(0.78)	$(0.92)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	20,717	18,633	20,244	17,559

(1)	Assumes no tax impact due to the Company’s net loss position and deferred tax assets.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(2,454)	$(5,879)	$(10,868)	$(6,100)
Less:
Purchases of property and equipment	(355)	(250)	(1,110)	(2,050)
Capitalized internal-use software costs	(670)	(694)	(1,842)	(1,674)

Non-GAAP Free cash flow	$(3,479)	$(6,823)	$(13,820)	$(9,824)

Contact Information

Investors:

Christopher Ferris

IR@braze.com

(609) 964-0585

Media:

Meghan Halaszynski

Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.

All product and company names herein may be trademarks of their registered owners.